As filed with the Securities and Exchange Commission on December 22, 2000
                                                    Registration No. 333 -
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  -------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                  -------------

                            ARROW INTERNATIONAL, INC.
             (Exact name of registrant as specified in its charter)

                Pennsylvania                                  23-1969991
      (State or other jurisdiction of                     (I.R.S. Employer
       incorporation or organization)                     Identification No.)

2400 Bernville Road, Reading, Pennsylvania                      19605
 (Address of principal executive offices)                     (Zip Code)

                            1999 Stock Incentive Plan
                            (Full title of the plan)

                               Marlin Miller, Jr.
                             Chief Executive Officer
                            Arrow International, Inc.
                               2400 Bernville Road
                           Reading, Pennsylvania 19605
                     (Name and address of agent for service)
                                 (610) 378-0131
          (Telephone number, including area code, of agent for service)

                                    Copy to:
                           Richard F. Langan, Jr. Esq.
                            Bruce E. Rosenthal, Esq.
                                Nixon Peabody LLP
                  437 Madison Avenue, New York, New York 10022
           Telephone No.: (212) 940-3140/Facsimile No.: (212) 940-3111

                                  -------------

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                                      CALCULATION OF REGISTRATION FEE
-------------------------------------------------------------------------------------------------------
                                                  Proposed maximum     Proposed maximum      Amount of
    Title of securities          Amount to be      offering price     aggregate offering   registration
      to be registered            registered        per share (1)          price (1)           fee(1)
-------------------------------------------------------------------------------------------------------
Common Stock, no par value     3,000,000 shares         $35.35           $106,050,000       $27,997.20
-------------------------------------------------------------------------------------------------------

      (1) Calculated pursuant to Rule 457(h) under the Securities Act of 1933, based upon the average of the high and low sales prices of the registrant's common stock as reported on the Nasdaq Stock Market's National Market on December 21, 2000.

PART I - INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

                                EXPLANATORY NOTE

      At our Special Meeting of Shareholders held on June 19, 2000, our shareholders approved the Arrow International, Inc. 1999 Stock Incentive Plan, which we refer to as the "Plan." This registration statement on Form S-8 relates to the registration of up to 3,000,000 shares of our common stock, no par value, issuable pursuant to the Plan.

      This registration statement also relates to an aggregate of 1,320 shares of our common stock that have been issued to a total of seven of our employees, each of whom is not an "affiliate" of Arrow International, as defined in Rule 405 of the Securities and Exchange Commission under the Securities Act of 1933, pursuant to their exercise of options granted to them under the Plan prior to the filing of this registration statement. The reoffer prospectus included herein is intended to register for reoffer and/or resale the 1,320 shares of our common stock that have been issued to these non-affiliate employees pursuant to their exercise of options granted to them under the Plan prior to the filing of this registration statement.

      Information required to be contained in the Section 10(a) prospectus is omitted from this registration statement in accordance with Rule 428 of the Securities and Exchange Commission under the Securities Act of 1933 and the Note to Part I of Form S-8.

Reoffer Prospectus

                            Arrow International, Inc.
                          1,320 Shares of Common Stock

      This prospectus relates to the offering of up to an aggregate of 1,320 shares of our common stock which may be sold from time to time in one or more transactions by a total of seven of our non-affiliate employees. Each of these persons is also referred to as a "Selling Shareholder." We will not receive any of the proceeds from the sale of these shares.

      The Selling Shareholders will sell the shares offered hereby at prices which are current when the sales take place or at other prices upon which the parties agree. The Selling Shareholders may or may not use brokers and dealers in these transactions, but will pay brokerage fees or commissions, if relevant. We will pay all of the expenses associated with the registration of the shares and this prospectus.

      Our common stock is listed for trading on the Nasdaq Stock Market's National Market under the symbol "ARRO." On December 21, 2000, the last reported sale price of our common stock was $34.125.

                  --------------------------------------------

  Investment in our common stock involves risk. See "Risk Factors" incorporated herein by reference to Exhibit 99.1 to our Annual Report on Form 10-K for the fiscal year ended August 31, 2000.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                  --------------------------------------------

                The date of this prospectus is December 22, 2000

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

Prospectus.................................................................    1
The Company................................................................    1
Use of Proceeds............................................................    1
Selling Shareholders.......................................................    2
Plan of Distribution.......................................................    2
Legal Matters..............................................................    2
Experts....................................................................    2
Documents Incorporated by Reference........................................    2
Where You Can Find More Information........................................    3
Disclosure of Commission Position on Indemnification for
 Securities Act Lliabilities...............................................    4

                                   PROSPECTUS

       You should read this entire prospectus, including the Risk Factors incorporated by reference in this prospectus from our Annual Report on Form 10-K for the fiscal year ended August 31, 2000, and the other information incorporated by reference herein, before making an investment decision.

                                   THE COMPANY

      Arrow International, Inc. develops, manufactures and markets a broad range of clinically advanced, disposable catheters and related products for critical and cardiac care. Our critical care products are used principally for central vascular access for administration of fluids, drugs and blood products, patient monitoring and diagnostic purposes, as well as for pain management. These products are used by anesthesiologists, critical care specialists, surgeons, cardiologists, nephrologists, emergency and trauma physicians and other health care providers. Our cardiac care products are used by interventional cardiologists, cardiac surgeons, interventional radiologists and electrophysiologists for such purposes as the diagnosis and treatment of heart and vascular disease and to provide short-term cardiac assist following cardiac surgery, serious heart attack or balloon angioplasty.

      We are a Pennsylvania corporation and our principal executive offices are located at 2400 Bernville Road, Reading, Pennsylvania 19605. Our telephone number is (610) 378-0131.

                                 USE OF PROCEEDS

      The shares of common stock covered by this prospectus are being offered by the Selling Shareholders and not by us. Consequently, we will not receive any proceeds from the sale of these shares. However, the shares that may be sold under this prospectus include shares that the Selling Shareholders acquired prior to the date of this prospectus pursuant to the exercise of stock options that we granted to each of them under the Plan in consideration for the payment to us of the exercise price specified in their option agreements. We intend to use the proceeds that we have received from the exercise of such options for working capital and general corporate purposes.

                              SELLING SHAREHOLDERS

      None of the Selling Shareholders is an affiliate of Arrow International and each of them holds less than the lesser of 1,000 shares or one percent (1%) of the shares of our common stock issuable under the Plan to which the registration statement of which this prospectus is a part relates. Each of the Seller Shareholders may use this prospectus for reoffers and/or resales of up to the amount of shares set forth in the preceding sentence. The names of the Selling Shareholders are omitted from this prospectus in accordance with paragraph 3(b) of General Instruction C to Form S-8 under the Securities Act of 1933.

                              PLAN OF DISTRIBUTION

      Any of or all of the shares may be sold from time to time to purchasers directly by the Selling Shareholders. Alternatively, the Selling Shareholders may from time to time offer the shares through underwriters, dealers or agents who may receive compensation in the form of discounts, concessions or commissions from the Selling Shareholders and/or the purchasers of shares for whom they may act. The Selling Shareholders and any such underwriters, dealers or agents that participate in the distribution of Shares may be deemed to be underwriters under the Securities Act of 1933. Any profit on the sale of the shares by them and any discounts, commissions or concessions received by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933. To the extent required, at the time a particular offer of shares is made, a supplement to this prospectus will be distributed which will set forth the number of shares being offered and the terms of the offering. These terms will include the name or names of any underwriters, dealers or agents, any discounts, commissions and other items constituting compensation from the Selling Shareholders and any discounts, commissions or concessions allowed or reallowed or paid to dealers, including the proposed selling price to the public.

      The shares may be sold from time to time in one or more transactions at a fixed offering price, which may be changed, or at varying prices determined at the time of sale or at negotiated prices.

      In order to comply with certain states' securities laws, if applicable, the shares will be sold in such jurisdictions only through registered or licensed brokers or dealers. In certain states the shares may not be sold unless the shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is met.

                                  LEGAL MATTERS

      The validity of the securities offered hereby will be passed upon by Kozloff Stoudt, a professional corporation, Wyomissing, Pennsylvania, counsel for Arrow International.

                                     EXPERTS

      The consolidated financial statements of Arrow International, Inc. as of August 31, 2000 and 1999 and for each of the three years in the period ended August 31, 2000 incorporated by reference in this prospectus have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

                       DOCUMENTS INCORPORATED BY REFERENCE

      The SEC allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We are incorporating by reference in this prospectus the following documents:

      1. Our annual report on Form 10-K for our fiscal year ended August 31, 2000. This report contains:

            o audited consolidated balance sheets for us and our subsidiaries as of August 31, 2000 and 1999; and

            o related consolidated statements of income, of cash flows and of changes in shareholders' equity for the years ended August 31, 2000, 1999 and 1998.

      2. Our registration statement on Form 8-A dated May 12, 1992, as amended.

      We are also incorporating by reference in this prospectus all reports and other documents that we file pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of this prospectus and prior to the termination of the offering of securities under this prospectus. These reports and documents will be incorporated by reference in and considered to be a part of this prospectus as of the date of filing of such reports and documents.

      Any statement contained in this prospectus or in a document which is incorporated by reference in this prospectus will be modified or superseded for purposes of this prospectus to the extent that a statement in any document that we file after the date of this prospectus that also is incorporated by reference herein modifies or supersedes such prior statement. Any such statement so modified or superseded will not, except as so modified or superseded, constitute a part of this prospectus.

      All documents incorporated by reference in this prospectus are also incorporated by reference in the registration statement of which this prospectus is a part.

      This prospectus incorporates by reference documents which are not presented in this prospectus or delivered to you with it. You may request, and we will send to you, without charge, copies of these documents. Any requests should be directed to Arrow International, Inc., Investor Relations, P.O. Box 12888, 2400 Bernville Road, Reading, Pennsylvania 19612; telephone: (610) 378-0131.

                       WHERE YOU CAN FIND MORE INFORMATION

      We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy materials that we have filed with the SEC, including the registration statement, at the following SEC public reference rooms:

      Judiciary Plaza                                    Northwest Atrium Center
  450 Fifth Street, N.W.       7 World Trade Center      500 West Madison Street
         Room 1024                  Suite 1300                  Suite 1400
   Washington, DC 20549      New York, New York 10048    Chicago, Illinois 60661

      You can also obtain copies of filed documents, at prescribed rates, by mail from the Public Reference Section of the SEC at its Judiciary Plaza location, listed above, or by telephone at 1-800-SEC-0330 or electronically through the SEC's Web Site at http://www.sec.gov.

      Our common stock is listed on the Nasdaq Stock Market's National Market under the symbol "ARRO," and our SEC filings can also be read and obtained at the following Nasdaq address:

                             The Nasdaq Stock Market
                                 Reports Section
                               1735 K Street, N.W.
                             Washington, D.C. 20006

      We furnish our stockholders with annual reports containing our audited financial statements and with proxy material for our annual meetings complying with the proxy requirements of the Securities Exchange Act of 1934.

                      DISCLOSURE OF COMMISSION POSITION ON
                 INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

      Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of Arrow International pursuant to the foregoing provisions, Arrow International has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by registrant of expenses incurred in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

      Except to the extent set forth herein, there is no charter provision, by-law, contract, arrangement or statute pursuant to which any director or officer of registrant is indemnified in any manner against any liability which he may incur in his capacity as such.

PART II - INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

      We are incorporating by reference in this registration statement all of the documents incorporated by reference in the reoffer prospectus which is a part of this registration statement, including all reports and other documents that we file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of this registration statement and prior to the filing of a post-effective amendment which indicates that all securities offered by this registration statement have been sold or which deregisters all securities then remaining unsold. These reports and other documents will be incorporated by reference in and considered to be a part of this registration statement as of the date of filing of such reports and documents.

      Any statement contained in this registration statement or in a document which is incorporated by reference herein will be modified or superseded for purposes of this registration statement to the extent that a statement in any document that we file after the date of this registration statement that also is incorporated by reference herein modifies or supersedes such prior statement. Any such statement so modified or superseded will not, except as so modified or superseded, constitute a part of this registration statement.

Item 4. Description of Securities

            Not Applicable.

Item 5. Interests of Named Experts and Counsel

            Not Applicable.

Item 6. Indemnification of Directors and Officers

      Under Section 1741 of the Pennsylvania Business Corporation Law, we have broad powers to indemnify our directors and officers against liabilities that they may incur in such capacities. Articles Twelfth and Thirteenth of our Restated Articles of Incorporation provide as follows:

      TWELFTH: (a) A director or officer of the corporation shall stand in a fiduciary relation to the corporation and shall perform his or her duties as a director or officer, including his or her duties as a member of any committee of the Board of Directors upon which he or she may serve, in good faith, in a manner he or she reasonably believes to be in the best interests of the corporation, and with such care, including reasonable inquiry, skill and diligence, as a person of ordinary prudence would use under similar circumstances. In performing his or her duties, a director or officer shall be entitled to rely in good faith on information, opinions, reports or statements, including, financial statements and other financial data, in each case prepared or presented by any of the following: (1) one or more officers or employees of the corporation whom the director or officer reasonably believes to be reliable and competent with respect to the matters presented; (2) counsel, public accountants or other persons as to matters that the director or officer reasonably believes to be within the professional or expert competence of such persons; or (3) committee of the Board Directors upon which the director or officer does not serve, duly designated in accordance with law, as to matters within its designated authority, which committee the director or officer reasonably believes to merit confidence. A director or officer shall not be considered to be acting in good faith if he or she has knowledge concerning the matter in question that would cause his or her reliance to be unwarranted. Absent breach of fiduciary duty, lack of good faith or self-dealing, actions taken as a director or officer of the corporation or any failure to take any action shall be presumed to be in the best interests of the corporation.

      (b) Except as provided in Section 1713(b) of the Business Corporation Law of the Commonwealth of Pennsylvania, a director of the corporation shall not be personally liable as such, for monetary damages (including, without limitation, any judgment, amount paid in settlement, penalty, punitive damages or expense of any nature, including without limitation attorneys' fees and disbursements) for any action taken, or any failure to take action unless (1) the director has breached or failed to perform the duties of his or her office under paragraph
(a) of this Article Twelfth; and (2) the breach or failure to perform constitutes self-dealing, willful misconduct or recklessness.

      (c) To the extent permitted by applicable law, an officer of the corporation shall not be personally liable, as such, to the corporation or its shareholders for monetary damages (including without limitation, any judgment, amount paid in settlement, penalty, punitive damages or expense of any nature, including without limitation attorneys' fees and disbursements) for any action taken, or any failure to take any action, unless (1) the officer has breached or failed to perform the duties of his or her office under paragraph (a) of this Article Twelfth; and (2) the breach or failure to perform constitutes self-dealing, willful misconduct or recklessness. Notwithstanding the foregoing, this paragraph (c) shall in no event govern or otherwise affect any liability of an officer pursuant to any criminal statute or the liability of an officer for the payment of taxes pursuant to local, state or Federal law.

      (d) Any repeal or modification of this Article Twelfth or adoption of any provision inconsistent with this Article Twelfth shall not adversely affect any limitation on the personal liability of a director or officer of the corporation existing at the time of such repeal or modification or the adoption of such inconsistent provision, as the case may be.

      THIRTEENTH: (a) The corporation shall indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that he is or was a director, officer or employee of the corporation, or is or was serving at the request of the corporation as a director, officer or employee of another domestic or foreign corporation for profit or not-for-profit, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement (with or without court approval) actually and reasonably incurred by him in connection with such action or proceeding if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent shall not of itself create a presumption that the person did not act in good faith and in a manner that he reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

      (b) The corporation shall indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action by or in the right of the corporation to procure a judgment in its favor by reason of the fact he is or was a director, officer or employee of the corporation, or is or was serving at the request of the corporation as a director, officer or employee of another domestic or foreign corporation for profit or not-for-profit, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation, provided that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the court of common pleas of the judicial district embracing the county in which the registered office of the corporation is located or the court in which such action was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court of common pleas or such other court shall deem proper.

      (c) To the extent that a director, officer or employee of the corporation has been successful on the merits or otherwise in defense of any action or proceeding referred to in paragraphs (a) and (b) of this Article Thirteenth, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

      (d) Any indemnification under paragraphs (a) and (b) of this Article Thirteenth (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer or employee is proper in the circumstances because he has met the applicable standard of conduct set forth in such paragraphs (a) and (b). Such determination shall be made (i) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action or proceeding, or (ii) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (iii) by the shareholders.

      (e) Expenses (including attorneys' fees) incurred in defending any action or proceeding referred to in this Article Thirteenth may be paid by the corporation in advance of the final disposition of such action or proceeding upon receipt of an undertaking by or on behalf of the director, officer or employee to repay such amount if it shall be ultimately determined that he is not entitled to be indemnified by the corporation as authorized in this Article Thirteenth.

      (f) (i) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this Article Thirteenth shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expense may be entitled under any law, provision of the corporation's Articles of Incorporation, by-law, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office. The corporation may create a fund of any nature, which may, but need not be under the control of a trustee, or otherwise secure or insure in any manner its indemnification obligations, whether arising under or pursuant to this paragraph
(f) or otherwise.

            (ii) Indemnification pursuant to subparagraph (i) of this paragraph
(f) shall not be made in any case where the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness.

            (iii) Indemnification pursuant to subparagraph (i) of this paragraph
(f) may be granted for any action taken or any failure to take any action and may be made whether or not the corporation would have the power to indemnify the person under any provision of law other than Section 1746 of the Pennsylvania Business Corporation Law except as provided in this paragraph (f) and in Section 1746 of the Pennsylvania Business Corporation Law and whether or not the indemnified liability arises or arose from any threatened, pending or completed action by or in the right of the corporation.

      (g) The corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer or employee of the corporation, or is or was serving at the request of the corporation as a director, officer or employee of another domestic or foreign corporation for profit or not-for-profit, partnership, joint venture, trust or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of this Article Thirteenth.

      (h) For purposes of this Article Thirteenth, references to "the corporation" include all constituent corporations absorbed in a consolidation, merger or division, as well as the surviving or new corporations surviving or resulting therefrom, so that any person who is or was a director, officer or employee of such constituent, surviving or new corporation, or is or was serving at the request of such constituent, surviving or new corporation as a director, officer or employee of another domestic or foreign corporation for profit or not-for-profit, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article Thirteenth with respect to the surviving or new corporation as he would if he had served the surviving or new corporation in the same capacity; references to "other enterprises" shall include employee benefit plans; references to "serving at the request of the corporation" shall include any service as a director, officer or employee of the corporation which imposes duties on, or involves services by, such director, officer or employee with respect to any employee benefit plan, its participants or beneficiaries; excise taxes assessed on a person with respect to any employee benefit plan pursuant to applicable law shall be deemed "fines"; and action with respect to an employee benefit plan taken or omitted in good faith by a director, officer or employee of the corporation in a manner he reasonably believed to be in the interest of the participants and beneficiaries of the plan shall be deemed to be action in a manner that is not opposed to the best interests of the corporation.

      (i) The indemnification and advancement of expenses provided by, or granted pursuant to, this Article Thirteenth shall continue as to a person who has ceased to be a director, officer or employee and shall inure to the benefit of the heirs and personal representatives of that person. Any repeal or modification of this Article Thirteenth or adoption of any provision inconsistent with this Article Thirteenth shall not adversely affect any indemnification right of a director, officer or employee of the corporation existing at the time of such repeal or modification or the adoption of such inconsistent provision, as the case may be.

      In addition, our By-laws contain substantially similar provisions concerning the limitation of liability of our directors and officers and our indemnification of such persons.

      We have purchased directors' and officers' liability insurance to protect our directors and officers against liabilities incurred in connection with their service to us in their respective capacities as directors and officers.

Item 7. Exemption from Registration Claimed

            Not applicable.

Item 8. Exhibits

         Exhibit No.       Description
         -----------       -----------

            4.1 Form of Common Stock Certificate (incorporated by reference from Exhibit 4.1 to our Registration Statement on Form S-1, File No. 33-47163)

            4.2 Arrow International, Inc. 1999 Stock Incentive Plan (incorporated by reference from Exhibit 10.56 to our Annual Report on Form 10-K for the fiscal year ended August 31, 2000)

            5              Legal Opinion of Kozloff Stoudt

            23.1 Consent of PricewaterhouseCoopers LLP, independent accountants

            23.2           Consent of Kozloff Stoudt (filed as part of Exhibit
                           5)

            24.1 Power of Attorney (included on the signature page of this registration statement)

Item 9. Undertakings

      (a) The undersigned registrant hereby undertakes:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

            (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

            (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

            (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

            (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (b) The undersigned registrant hereby undertakes that, for purposes of determining liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Reading, Commonwealth of Pennsylvania, on the 21st day of December, 2000.

                                          ARROW INTERNATIONAL, INC.


                                          By: /s/ Marlin Miller, Jr.
                                              ----------------------------------
                                             Marlin Miller, Jr.
                                             Chief Executive Officer

                                POWER OF ATTORNEY

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby severally constitutes and appoints Marlin Miller, Jr. and Frederick
J. Hirt, and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign any registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933 and any and all amendments (including post-effective amendments) to this registration statement and to any registration statement filed pursuant to Rule 462(b), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the foregoing, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each said attorneys-in-fact and agent or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

        Signature                             Title                           Date
        ---------                             -----                           ----
 /s/ Marlin Miller, Jr.        Chairman and Chief Executive Officer     December 20, 2000
--------------------------        (Principal Executive Officer)
   Marlin Miller, Jr.


 /s/ Frederick J. Hirt            Vice President - Finance, Chief       December 20, 2000
--------------------------        Financial Officer and Treasurer
     Frederick J. Hirt              (Principal Financial Officer)


 /s/ T. Jerome Holleran
--------------------------
     T. Jerome Holleran               Secretary and Director            December 20, 2000


 /s/ Carl G. Anderson, Jr.
--------------------------
     Carl G. Anderson, Jr.                   Director                   December 20, 2000

 /s/ John H. Broadbent, Jr.
--------------------------
     John H. Broadbent, Jr.                  Director                   December 20, 2000


 /s George W. Ebright
--------------------------
    George W. Ebright                        Director                   December 20, 2000


 /s/ John E. Gurski
--------------------------
     John E. Gurski                          Director                   December 20, 2000


 /s/ R. James Macaleer
--------------------------
     R. James Macaleer                       Director                   December 20, 2000


 /s/ Raymond Neag
--------------------------
     Raymond Neag                            Director                   December 19, 2000


 /s/ Richard T. Niner
--------------------------
     Richard T. Niner                        Director                   December 19, 2000


 /s/ Alan M. Sebulsky
--------------------------
     Alan M. Sebulsky                        Director                   December 19, 2000